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                                                                    EXHIBIT 99.1





FOR IMMEDIATE RELEASE                     FOR MORE INFORMATION CONTACT:
                                          Bob Thomas
                                          Senior Vice President
                                          (413) 568-9141


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          WORONOCO BANCORP, INC. ANNOUNCES APPOINTMENT OF NEW DIRECTORS

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WESTFIELD, MA--SEPTEMBER 19, 2002-- Woronoco Bancorp, Inc. (the "Company)

(AMEX:WRO), the holding company for Woronoco Savings Bank (the "Bank") announced today that John B. Davies has been appointed to the Boards of Directors of the

Company and the Bank and Mark A. Pumiglia has been appointed to the Board of

Directors of the Bank.


"Mr. Davies and Mr. Pumiglia have broad-based financial services experience and each possess a unique expertise in areas important to the Company's strategic direction and future success as a provider of managed financial care," said

Cornelius D. Mahoney, Chairman, President and CEO. "Mr. Davies' extensive experience in investments, annuities and insurance will prove invaluable as we continue to expand our focus on these services," he said. "Mr. Pumiglia's background in information technology is critical as we take strides to enhance our use of electronic banking allowing us to cultivate the growing number of customers banking on the Net."



John B. Davies joined Massachusetts Mutual Life Insurance Company in 1972 working as an agent in Los Angeles, California. He was appointed to the position of Executive Vice President at MassMutual's corporate headquarters in

Springfield, Massachusetts in 1994. Throughout his career, Mr. Davies has played a number of key roles building competitive capabilities and financially strengthening several fundamental MassMutual businesses to achieve profitable growth. His various roles included leading the Individual Protection Business and Career Agency Distribution System as well as facilitating the corporate merger of MassMutual and Connecticut Mutual Life Insurance Company and

overseeing the creation of a de Novo Trust Company. Mr. Davies currently works as an Agent Emeritus providing high net worth counseling with a focus on tax efficiency and intergenerational transfers of wealth to clients across the nation.




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A graduate of the University of Southern California, Mr. Davies is a CLU, ChFC

and holds NASD Series 6, 22 and 63 licenses. He is the Chairman of the Board of

Directors of the Westfield State College Foundation and a past member of the

Westfield State College Board of Trustees.



Mark A. Pumiglia was recruited in 1967 to develop the Connecticut On-Line

Computer Center (COCC) in Hartford, Connecticut, an online data processing company serving the processing needs of approximately 100 community banks in the

Northeastern United States. Mr. Pumiglia was promoted to General Manager in 1970 and continued to lead and grow the company as Executive Vice President and then

President and CEO until his retirement in mid-2002. During his 35 years with

COCC, Mr. Pumiglia distinguished himself as an innovator in the financial information technology industry, growing the company from three employees to over 300 and servicing more than two million accounts.



Mr. Pumiglia holds a Bachelor of Science Degree in Economics and Finance from the University of Hartford.



Woronoco Bancorp, Inc. is a publicly owned savings and loan holding company and the parent corporation of Woronoco Savings Bank, a Massachusetts stock savings bank headquartered at 31 Court Street, Westfield, MA 01085. Woronoco Savings

Bank provides a wide variety of financial products and services through its branch offices located throughout Hampden and Hampshire Counties in Western

Massachusetts. The Bank also offers a full line of property and casualty insurance products and various life insurance and group life, group health and accident insurance products for individuals and commercial clients through its insurance subsidiary Keyes, Mattson & Agan Insurance Agency, Inc. For more information regarding the Bank's products and services, and for Woronoco

Bancorp, Inc. investor- relations information, please visit www.woronoco.com.



Statements contained in this news release, which are not historical facts, are forward-looking statements that are defined in the Private Securities Litigation

Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the

Securities and Exchange Commission from time to time. Subject to applicable laws and regulations, the Company does not undertake - and specifically disclaims any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.